NEBO PRODUCTS, INC
                              (a Utah corporation)

                         STATEMENT OF UNANIMOUS CONSENT
                                       OF
                                    DIRECTORS

     This STATEMENT OF UNANIMOUS CONSENT when executed by all the Directors in accordance with the provisions of Section 16-10a-821 of the Utah Revised Business Corporation Act will become effective as of the date the last Director signs thus Statement of Unanimous Consent; and will have the same force and effect as if such Directors were present and acting at a meeting duly noticed and held for the purpose of adoption the Resolutions and taking the Corporate action hereinafter set forth.

                    Consulting provided by Jeffrey C. Holmes

     RESOLVED, that the Corporation provide compensation for consulting services provided by Jeffrey C Holmes through the issuance of restricted shares of Common Stock; and

     BE IT FURTHER RESOLVED, that 200,000 shares be issued in the name of Jeffrey C. Holmes;

     BE IT FURTHER RESOLVED, that after a new registration statement is filed on Form S-8 with the Securities and Exchange Commission that these shares will be transferred from restricted to free trading;

     BE IT FURTHER RESOLVED, that the proper officers of the Corporation be, and each hereby is, authorized, empowered and directed, to prepare, execute and deliver to, or upon the order of the above named entity, a certificate or certificates evidencing the ownership of the options and shares Common Stock; and

     BE IT FURTHER RESOLVED, that upon issuance thereof, each of said shares of common stock of the Corporation be and each such share hereby is vested in the above named entity as the owner thereof as fully paid and non-assessable shares of Common Stock of the Corporation.

                                  COUNTERPARTS

     This Statement of Unanimous Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     EXECUTED by the sole Director on the date set below his respective signature.


/s/ Scott Holmes
-----------------------------
Name Scott Holmes
Date    02-03-2003